UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2017

STANDARD MOTOR PRODUCTS, INC.
(Exact Name of Registrant as Specified in its Charter)

New York	1-4743	11-1362020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employee Identification Number)

37-18 Northern Boulevard, Long Island City, New York 11101
(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: 718-392-0200

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 2.02.	Results of Operations and Financial Condition.

On February 16, 2017, Standard Motor Products, Inc. (the “Company”) issued a press release announcing its financial results for the three months and year ended December 31, 2016.  A copy of such press release is furnished as Exhibit 99.1 hereto.

The information in Item 2.02 of this Report, including the press release furnished as Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 15, 2017, upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors of the Company increased the size of the Board from ten directors to eleven and appointed Mr. Patrick S. McClymont as a new director to the Board.  Mr. McClymont will serve until the next election of directors at the Company’s 2017 annual meeting of stockholders.  Mr. McClymont has joined the Company’s Board as an independent director, and will serve as a member of the Audit Committee, Compensation and Management Development Committee, Nominating and Corporate Governance Committee, and Strategic Planning Committee.  There is no arrangement or understanding between Mr. McClymont and any other person pursuant to which Mr. McClymont was appointed as a director of the Company. There are no transactions that are required to be disclosed pursuant to Item 404(a) of Regulation S-K in connection with the appointment of Mr. McClymont to the Board.

Mr. McClymont is eligible to participate in all compensation plans available to the Company’s other independent directors, including the Standard Motor Products, Inc. 2016 Omnibus Incentive Plan (the “Plan”). In connection with his appointment, Mr. McClymont will receive a restricted stock award under the Plan for 250 shares of the Company’s common stock, and an award of the Company’s common stock valued at $13,750, representing, on a pro rata basis, the equity grants and awards paid by the Company to our other independent directors in 2016.

On February 16, 2017, the Company issued a second press release announcing the appointment of Mr. McClymont as a new director.  A copy of such press release is furnished as Exhibit 99.2 hereto.

Item 8.01.	Other Events.

On February 16, 2017, the Company issued a third press release announcing that its Board of Directors has authorized the purchase of up to $20 million of its common stock under a stock repurchase program. Stock will be purchased from time to time, in the open market or through private transactions, as market conditions warrant. A copy of such press release is furnished as Exhibit 99.3 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release dated February 16, 2017 announcing Standard Motor Products, Inc.’s financial results for the three months and year ended December 31, 2016.

99.2	Press release dated February 16, 2017 announcing the appointment of Patrick S. McClymont as a new director to the Board of Directors of Standard Motor Products, Inc.

99.3	Press Release dated February 16, 2017 announcing authorization to purchase common stock under a new stock repurchase program.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD MOTOR PRODUCTS, INC.

By:	/s/ James J. Burke
James J. Burke
Executive Vice President Finance,
Chief Financial Officer

Date: February 16, 2017

Exhibit Index

Exhibit No.	Description

99.1	Press release dated February 16, 2017 announcing Standard Motor Products, Inc.’s financial results for the three months and year ended December 31, 2016.

99.2	Press release dated February 16, 2017 announcing the appointment of Patrick S. McClymont as a new director to the Board of Directors of Standard Motor Products, Inc.

99.3	Press Release dated February 16, 2017 announcing authorization to purchase common stock under a new stock repurchase program.